UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2019 (March 19, 2019)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12302 (Commission File Number)	06-1196501 (IRS Employer Identification No.)

122 Fifth Avenue, New York, New York (Address of principal executive offices)	10011 (Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, Barnes & Noble, Inc. (the “Company”) issued a press release announcing that Joseph C. Gorman joined the Company as Executive Vice President, Operations (the “Press Release”).  Mr. Gorman, 48, was previously employed by General Nutrition Centers (GNC), where he served for the last two years as Executive Vice President, Operations.  Prior to that position, Mr. Gorman was Senior Vice President, Store Operations from January 2017 to March 2017 and Vice President, Western Division from December 2015 to January 2017.  Prior to joining GNC, Mr. Gorman was President of Anomaly Republic, a clothing retailer headquartered in California, from 2014 to 2015.  Prior to that, Mr. Gorman held leadership positions at GameStop and Home Depot.

A copy of the Press Release is attached hereto as Exhibit 99.1.

Employment Agreement with Joseph C. Gorman

Effective as of March 19, 2019 (the “Effective Date”), the Company entered into an employment agreement with Mr. Gorman (the “Agreement”), with the term of the Agreement beginning on the Effective Date and ending on the third anniversary thereof. The term of the Agreement will automatically renew for additional one‑year periods, unless either party gives the other party 90 days written notice.

Pursuant to the Agreement, Mr. Gorman agrees to serve as Executive Vice President, Operations and will report to the Company’s chief executive officer or, in the absence of an individual serving in such role, the Chairman of the Board of Directors.  Mr. Gorman will be entitled to an annual base salary of $600,000, or such higher amount as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”).

Beginning in fiscal year 2020, Mr. Gorman will receive an annual bonus determined by the Committee with a target bonus amount of no less than 60% of his annual base salary.  Mr. Gorman will also receive a sign-on bonus of $400,000 (the “Sign-on Bonus”), payable in two equal installments on the first payroll date following each of the Effective Date and January 31, 2020, subject to Mr. Gorman’s continued employment through each applicable payment date.  In the event Mr. Gorman is terminated by the Company for “cause” or by Mr. Gorman without “good reason”, Mr. Gorman will be required to repay a prorated portion of the Sign-on Bonus.

Pursuant to the Agreement, on or about April 1, 2019, Mr. Gorman will be granted restricted stock units with an aggregate grant date value equal to $200,000, which will vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to Mr. Gorman’s continued employment as of each applicable vesting date.  In addition, for fiscal year 2020, Mr. Gorman will receive equity-based awards pursuant to the Company’s long-term equity incentive program, with 50% of such awards granted in the form of time-based restricted stock units and 50% of such awards granted in the form of performance-based restricted stock units, and in each subsequent fiscal year Mr. Gorman will be eligible to participate in the Company’s long-term equity incentive program, as determined by the Committee.

The Agreement also provides that Mr. Gorman will be entitled to temporary housing for up to six months and reimbursement for relocation expenses, in each case, in accordance with the Company’s Corporate Relocation Policy, and will receive any benefits to which he is entitled under the employee benefits plans that the Company provides for its employees and executive officers generally.

Pursuant to the Agreement, Mr. Gorman will be entitled to severance benefits in connection with certain terminations of employment. In the event that Mr. Gorman’s employment is terminated by the Company without “cause” or by him for “good reason”, subject to the execution of a release of claims against the Company, Mr. Gorman will be entitled to a lump-sum payment of an amount equal to his annual base salary.  The Agreement additionally entitles Mr. Gorman to participate in the Company’s Change in Control Severance Plan, dated as of December 4, 2018, or any successor plan thereto (the “Change in Control Severance Plan”).

The Agreement additionally provides that Mr. Gorman will be subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition and non-solicitation covenants apply during the term of the Agreement and for the one-year period following termination of employment, and the confidentiality and non‑disparagement covenants apply during the term of the Agreement and at all times thereafter.

The foregoing description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this report and incorporated by reference herein.

Retention Award

Effective as of March 19, 2019, Mr. Gorman was granted a cash retention award equal to $960,000 in connection with his entering into the Agreement (the “Retention Award”).  The Retention Award was made pursuant to an agreement (the “Retention Award Agreement”), which provides that the Retention Award will be payable upon the earlier of (i) March 19, 2022 and (ii) the first anniversary of a “change in control”, subject to Mr. Gorman’s continued employment as of the applicable date, and will be payable in addition to any payments Mr. Gorman may become entitled to under the Change in Control Severance Plan.  In the event Mr. Gorman’s employment is terminated without “cause” at any time, or, following a “change in control”, by Mr. Gorman for “good reason,” he will be entitled to receive the Retention Award (subject to the execution of a release of claims).

The foregoing description of the Retention Award Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Form of Retention Award Agreement, a copy of which was attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2019, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Barnes & Noble, Inc. and Joseph C. Gorman
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.

Date: March 25, 2019	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel & Corporate Secretary